Exhibit 15.1

Generation Income Properties, Inc.
Announces Cash Distribution

FOR IMMEDIATE RELEASE

Contact: ir@gipreit.com

Tampa, FL, March 01, 2021 – Generation Income Properties, Inc. (OTCQB: GIPR) (“GIP” or the “Company”) announced on March 01, 2021 that its Board of Directors authorized a $0.325 per share quarterly cash distribution for shareholders of record of the Company's common stock as of March 15, 2021. This distribution is expected to be paid on or around March 22, 2021.

About Generation Income Properties

Generation Income Properties, Inc., located in Tampa, Florida, is an internally managed real estate investment trust formed to acquire and own, directly and jointly, real estate investments focused primarily on freestanding, single-tenant commercial retail, office and industrial net lease properties located mostly in major United States cities.

Additional information about Generation Income Properties, Inc. can be found at the Company’s corporate website: www.gipreit.com.

Forward-Looking Statements:

This press release, whether or not expressly stated, may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. It reflects the company’s expectations regarding future events and economic performance and are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Such forward-looking statements include risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements which are, in some cases, beyond the Company’s control which could have a material adverse effect on the company’s business, GIPREIT.COM financial condition, and results of operations. Some of these risks and uncertainties are identified in the company's most recent Annual Report on Form 1-K and its other filings with the SEC, which are available at www.sec.gov. The occurrence of any of these risks and uncertainties could have a material adverse effect on the company's business, financial condition, and results of operations. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof.